EXHIBIT 3.1

CORPORATE ACCESS NUMBER: 208779942

ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

GASTAR EXPLORATION LTD.

AMENDED ITS ARTICLES ON 2004/10/07.

The information in this document is an accurate reproduction of data electronically captured within the official records of Alberta Registries.

BUSINESS CORPORATIONS ACT	FORM 4

ALBERTA CONSUMER AND CORPORATE AFFAIRS	ARTICLES OF AMENDMENT

1. NAME OF CORPORATION:	2. CORPORATE ACCESS NUMBER:

GASTAR EXPLORATION LTD.	208779942

3. THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED TO:

Pursuant to Section 173(1)(1) of the Business Corporations Act (Alberta), the articles of the Corporation are amended to provide that the board of directors of the Corporation be comprised of a minimum of three (3) and a maximum of fifteen (15) directors.

Pursuant to Section 173(1)(n) of the Business Corporations Act (Alberta), the articles of the Corporation are amended to provide that the directors may, between annual general meetings, appoint one (1) or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not, at any time, exceed one third ( 1/3) of the number of directors who held office at the expiration of the last annual general meeting of shareholders of the Corporation.

DATE	SIGNATURE	TITLE

OCTOBER 7, 2004	/s/ Sara-Lane Sirey	SECRETARY
Signature of Director, Authorized
Officer or Solicitor

SARA-LANE SIREY
Please Print Name of Signatory

Name/Structure Change Alberta Corporation - Registration Statement

Service Request Number:	6539511
Corporate Access Number:	208779942
Legal Entity Name:	GASTAR EXPLORATION LTD.
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	New Legal Entity Name:
New French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

Share Structure:	THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES.
Share Transfers Restrictions:	NONE.
Number of Directors:
Min Number of Directors:	3
Max Number Of Directors:	15
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	REFER TO THE OCTOBER 7, 2004 “OTHER RULES OR PROVISIONS” ATTACHMENT
BCA Section/Subsection:	SECTION 173(L) AND (N)

Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2004	2004/08/17
2003	2003/10/31
2002	2002/07/30

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Letter of Approval	10000596000304647	2000/05/16
Consolidation, Split, Exchange	ELECTRONIC	2000/05/16
Consolidation, Split, Exchange	ELECTRONIC	2001/04/23
Other Rules or Provisions	ELECTRONIC	2001/04/23
Other Rules or Provisions	ELECTRONIC	2004/10/07

Registration Authorized By:	SARA-LANE SIREY SECRETARY

OTHER RULES OR PROVISIONS

ATTACHED TO AND FORMING PART OF

THE ARTICLES OF

GASTAR EXPLORATION LTD.

1.	Meetings of shareholders of the Corporation may be held in Denver, Colorado; Tampa, Florida; Houston, Texas; Detroit, Michigan; Mt. Pleasant, Michigan; London, England; Phoenix, Arizona; Chicago, Illinois; New York, New York; and Toronto, Ontario, in addition to and anywhere in Alberta.

2.	Subject to the Business Corporations Act (Alberta), the directors may, between annual general meetings, appoint one (1) or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not, at any time, exceed one third ( 1/3) of the number of directors who held office at the expiration of the last annual general meeting of shareholders of the Corporation.

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